EXHIBIT 24.1

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each Corey N. Fishman, Judith M. Matthews and Louise Barrett of Iterum Therapeutics plc (the "Company"), signing individually, the undersigned's true and lawful attorneys-in fact and agents with full power and authority as hereinafter described to:

(1) prepare, execute in the undersigned's name and on the undersigned's behalf as an officer and/or director of the Company, and submit to the Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any rule or regulation thereunder;

(2) prepare, execute in the undersigned's name and on the undersigned's behalf as an officer and/or director of the Company, and submit to the SEC Forms 3, 4 and 5 (including amendments thereto and joint filing agreements in connection therewith) with respect to the securities of the Company in accordance with Section 16(a) of Exchange Act and the rules thereunder;

(3) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to prepare and execute any such Form 3, 4 or 5 (including amendments thereto and joint filing agreements in connection therewith) and file such Forms with the SEC and any stock exchange, self-regulatory association or any other authority;

(4) seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information regarding transactions in the Company’s securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release such information to such attorney-in-fact and approves and ratifies any such release of information; and

(5) take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required of the undersigned, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as the attorney-in-fact may approve in the attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, and their substitutes, in serving in such capacity at the request of the undersigned, are not assuming nor relieving (nor is the Company assuming nor relieving) any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act. The undersigned acknowledges that neither the Company nor the foregoing attorneys-in-fact assume (i) any liability for the undersigned’s responsibility to comply with the requirements of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company and the attorneys-in-fact. This Power of Attorney revokes any other power of attorney that the undersigned has previously granted to representatives of the Company.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date written below.

Dated: March 18, 2025

By: /s/ Joseph J. Whalen Joseph J. Whalen

Signature Printed Name